(Letter Head of Bershire Capital Corporation)

February 8, 1995

Board of Directors
The Colonial Group, Inc.
One Financial Center
Boston, Massachusetts 02111

Members of the Board:

     We hereby consent to the use of our opinion letter dated October 12, 1994 to the Board of Directors of The Colonial Group, Inc. included as Appendix III to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of The Colonial Group, Inc. with and into Liberty Financial Companies, Inc. and to the references to such opinion in such Prospectus/Proxy Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                   BERKSHIRE CAPITAL CORPORATION


                                   By: (Signature of H. Bruce McEver)
                                       -----------------------------
                                       H. Bruce McEver
                                       President